As filed with the Securities and Exchange Commission	on Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

KT HIGH-TECH MARKETING INC.

(Exact name of registrant as specified in its charter)

Delaware	5065	81-1004273
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

14440 Big Basin Way, #12

Saratoga, California 95070

(408) 663-5247

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Michael Mo

14440 Big Basin Way, #12

Saratoga, California 95070

(408) 663-5247

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee
Common Stock	9,100,000 Shares	$1.00	$9,100,000	$916

(1)          There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 4,000,000 shares offered by the Company and 5,100,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2016

KT HIGH-TECH MARKETING INC.

4,000,000 shares of Common Stock offered by the Company at $1.00 per share

5,100,000 shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 9,100,000 shares of common stock (the “Shares”) of KT High-Tech Marketing Inc. (the “Company”), $0.0001 par value per share, offered as follows: (a) 4,000,000 Shares offered by the Company and (b) 5,100,000 Shares offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.

The Company and the selling shareholders will offer their shares, respectively, at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders or the Company, as applicable, may sell their respective shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company is (in aggregate) 4,000,000. Funds received by the Company will be immediately available to the Company for use by the Company. Any and all funds received by the Company for sales of Shares by the Company at any time in the offering will be immediately available to the Company. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 5,100,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

KT High-Tech Marketing Inc.

14440 Big Basin Way, #12

Saratoga, California 95070

(408) 663-5247

Prospectus dated __________________, 2016

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

KT High-Tech Marketing Inc. (the “Company”) is an early-stage company planning to market and distribute technology products. The Company intends to market and sell these products to end users and customers based on agreements that it plans to enter into other companies that allow the Company to distribute products.

The Company was incorporated in the State of Delaware in December 2015, and was formerly known as Grant Hill Acquisition Corporation (“Grant Hill” or “Grant Hill Acquisition”).

In April 2016, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Grant Hill Acquisition Corporation to KT High-Tech Marketing Inc. in April 2016.

The Company is located at 14440 Big Basin Way, #12, Saratoga, California 95070. The Company’s main phone number is (408) 663-5247.

Business

The Company plans to market and distribute technology products. The Company intends to market and sell these products to end users and customers based on agreements that it plans to enter into other companies that allow the Company to distribute products.

The Company has identified three growth markets (IoT, Mobile and Energy Storage) in consumer electronics and energy markets to target initially. The Company plans to work closely with supply partners to provide the latest technology and products in these three markets to serve its customers

The Company plans to focus on products that have very compact designs and come with highly efficient thermal management designs. Better thermal management designs make the product more reliable and safer to operate. A compact design is more attractive for the end user.

Devices which the Company intends to distribute are the following: HD Security Cameras, Virtual Reality (VR) and Augment Reality (AR) glasses, drones accessory devices, connected car accessories and smart home devices.

Marketing and sales of Internet of Things (IoT), Mobile and Energy Storage Devices will occur in the United States and the Greater China Region.

Mobile devices include: Smartphone modules for consumer and industrial applications, tablet computers for business application and 3/4G modules for machine-to-machine (M2M) applications. Energy storage devices include: Lithium-Ion Battery (LiB) pack for electrical bike, LiB pack for industrial machine application and medical equipment applications.

The Company believes that today’s consumers value choice, not just in terms of the variety of products on offer, but also in the channels where they can buy them. Whereas the internet allows the increasingly-savvy consumer to research products from home at his/her leisure in terms of functionality, more importantly, it also allows him/her to find the best deal in terms of price. Store-based retailing, on the other hand, offers consumers expert advice; the latter is particularly important in TCG, where products are becoming increasingly complex, and the prospect of the interconnected home is resulting in increased need for installation and consumer demand for after sales care. The Company will provide both online and in-store product marketing materials for its partners and retail channels to reach and educate its customers.

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Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to increase its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build and market its initial construction and development plans in order to execute the business plan of the Company on a broad scale. The Company anticipates that it would need substantial funding in the future in order to continue as a going concern and expand its operations in accordance with its current business plan (which includes, but is not limited to, forming and maintaining relationships with partners that allow the Company to market and sell their products).

One of the biggest challenges facing the Company will be in securing adequate capital to market and sell products. Likewise, the Company will need to secure sufficient capital to develop, build, and maintain relationships with those entities whose products it intends to market and sell. The Company has not yet devised its initial sales, marketing and advertising strategy, and the Company will need to skillfully design, test, implement and refine this strategy over time in order to achieve success in its business.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential capital to grow and expand its business, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s products and services (once marketed and sold) are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 9,100,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale of 9,100,000 shares (“Shares”) of common stock of the Company, as follows: (a) 4,000,000 Shares offered by the Company and (b) 5,100,000 Shares offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.

The Company and the selling shareholders will offer their shares, respectively, at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders or the Company, as applicable, may sell their respective shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	24,400,000	(1)

Common stock for sale by the Company	4,000,000

Common stock for sale by selling shareholders	5,100,000

Common stock outstanding after the offering	28,400,000	(2)

Offering Price	$1.00 per share

Proceeds to the Company	$4,000,000	(3)

(1) Based on number of shares outstanding as of the date of this prospectus.

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(2) Assumes the sale of the maximum number of Shares.

(3) Assumes the sale of the maximum number of Shares at the Offering Price listed above. The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares. The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares. In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Any and all funds received by the Company for sales of Shares by the Company at any time in the offering will become immediately available to the Company. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

Summary Financial Information

The statements of operations data for the period from December 11, 2015 (inception) to December 31, 2015, and the balance sheet data as of December 31, 2015 are each respectively derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the period from January 1, 2016 to March 31, 2016, and the balance sheet as of March 31, 2016, provided below are each respectively derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

	January 1, 2016	December 11, 2015
	to March 31, 2016	(inception) to
	(unaudited)	December 31, 2016

Statement of operations data
Revenue	$0	$0
Gross profit	$0	$0
Income (Loss) from operations	$(1,400)	$(4,062)
Net income (loss)	$(1,400)	$(4,062)

	At March 31, 2016	At December 31, 2015
	(unaudited)
Balance sheet data
Cash	$0	$0
Other assets	$0	$0
Total assets	$0	$0
Total liabilities	$4,000	$3,750
Total shareholders’ equity (deficit)	$(4,000)	$(3,750)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has no revenues to date.

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

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The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its product sales and marketing business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s distribution and sales of products. Nor has the Company conducted marketing studies regarding whether such properties or services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company's operations on a continued basis.

No assurance of market acceptance.

Even if the Company successfully markets, sells and distributes technology products, there can be no assurance that the market reception will be positive for the Company or its ventures.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships, including (without limitation) the arrangement that the Company plans to enter into with E3 based in Japan.

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In addition to other partnership risks, the technology that the Company has identified to partner with may not deliver its latest products and services on time for the Company to meet its market needs. Furthermore, the Company has non-exclusive license or partnership with some of its technology and supply partners, which can create supply constraint bottlenecks and commoditization of products over time. The Company relies heavily on its supply partners for manufacturing and logistics of its products. The ability for these partners to execute and deliver products in volume on time is out of the Company’s control and therefore a substantial risk factor for its success.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As no revenues have been realized as of yet, the proposed operations of the Company remain speculative.

Executive officers, directors and 5% shareholders of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors (together with 5% shareholders) will, in the aggregate, beneficially own enough of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered, to exert voting control. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team and employees to operate its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business and products.

The Company’s business also depends on its ability to attract and retain talent product marketing and sales professionals in the United States and in Asia. Any loss of key members of the team and the customer relationship associated with the member can impact the business significantly.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board) .. Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not have the ability to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends in the near future but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve its industries.

The technology product sales and marketing business is highly competitive with respect to price, merchandise quality, assortment and presentation, and customer service. This competitive market creates the risk of adverse impact to the Company’s revenues due to the potential need to reduce prices, and thus reduce margins, in order to stay competitive. If the Company fails to timely and effectively respond to competitive pressures and changes in the markets, it could adversely affect the Company’s financial performance.

Furthermore, the Company competes with firms who may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with suppliers and employees and more successfully attract and retain customers. The Company may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors. The Company is susceptible to the risk that its competitors could effectively venture into the Company’s areas of expertise, in which case, the Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Pricing pressures may be significant in the Company’s industry.

Because the market that the Company intends to target is competitive and large in volume, customers routinely ask for lower pricing to make their products more competitive. This phenomenon can put pricing pressure on the Company’s products and reduce profit margin over time.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of developing and selling products and solutions to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.

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The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements.

The development of new technology is a significant risk. Even though the Company plans to invest in marketing and sales of leading technology products and services, new technology may come to market that makes the Company’s products obsolete and less attractive to customers.

General economic factors may adversely affect the Company’s financial performance.

Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors. At the present time, the Company plans to issue 20,000,000 shares of preferred stock to one of its officers and directors.

The Company may issue preferred stock to its affiliates, officers and directors in order to retain voting control of the Company. The Company’s board of directors has the ability to give itself and the Company’s officers and affiliates voting control over the Company through any such issuances of preferred stock.

The Company plans to issue 10,000,000 in shares of preferred stock to one of its principal officers and directors.

The Company plans to issue 10,000,000 shares of preferred stock to Michael Mo, an officer and director of the Company.

The preferred stock to be designated by the board of directors may have substantial rights and preferences that are senior to and above the common stock of the Company. The designated preferred stock may give voting control over the Company to its affiliates, officers and directors

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

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The Company has not independently verified the status of intellectual property held by any of its partners or suppliers, and the Company takes no responsibility for the acts and omissions of these entities whose products the Company markets and sells.

The technology and products that the Company plans to market may be accused of infringing patents that the Company, its supplier and technology partner may not be aware of initially. Patents owners may take action to block the same of such products, which can impact sales of the Company.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. The Company will not receive any proceeds from the sale of shares by the selling stockholders covered by this prospectus.

With respect to sales of shares by the Company, the proceeds thereof will be received by the Company. The Company plans to use all of the net proceeds from this offering received by it to fund operations, for working capital, for future capital investment and for general corporate purposes.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 5,100,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

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Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not directly receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares (i.e. all Selling Shareholders’ Shares will be sold by the Selling Shareholder, respectively, and not by or on account of the Company).

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 5,100,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 1,000,000 Selling Shareholder Shares are held by officers or directors of the Company.

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DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 24,400,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 5,100,000 shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share. The Company is offering 4,000,000 Shares for sale at the price of $1.00 per Share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has plans to issue preferred stock and adopt a series, preferences or other classification of preferred stock. The Company plans to issue shares of preferred stock to its sole officer and director, Michael Mo, in the near future. The shares of preferred stock are expected to have 100 to 1 voting rights in comparison to the shares of common stock in the Company.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

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In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company plans to market and distribute technology products. The Company intends to market and sell these products to end users and customers based on agreements that it plans to enter into other companies that allow the Company to distribute products.

The Company has identified three growth markets (IoT, Mobile and Energy Storage) in consumer electronics and energy markets to target initially. The Company plans to work closely with supply partners to provide the latest technology and products in these three markets to serve its customers

The Company plans to focus on products that have very compact designs and come with highly efficient thermal management designs. Better thermal management designs make the product more reliable and safer to operate. A compact design is more attractive for the end user.

The Business: Technology Products and Services

Devices which the Company intends to distribute are the following: HD Security Cameras, Virtual Reality (VR) and Augment Reality (AR) glasses, drones accessory devices, connected car accessories and smart home devices.

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Marketing and sales of Internet of Things (IoT), Mobile and Energy Storage Devices will occur in the United States and the Greater China Region.

Mobile devices include: Smartphone modules for consumer and industrial applications, tablet computers for business application and 3/4G modules for machine-to-machine (M2M) applications. Energy storage devices include: Lithium-Ion Battery (LiB) pack for electrical bike, LiB pack for industrial machine application and medical equipment applications.

The Company believes that today’s consumers value choice, not just in terms of the variety of products on offer, but also in the channels where they can buy them. Whereas the internet allows the increasingly-savvy consumer to research products from home at his/her leisure in terms of functionality, more importantly, it also allows him/her to find the best deal in terms of price. Store-based retailing, on the other hand, offers consumers expert advice; the latter is particularly important in TCG, where products are becoming increasingly complex, and the prospect of the interconnected home is resulting in increased need for installation and consumer demand for after sales care. The Company will provide both online and in-store product marketing materials for its partners and retail channels to reach and educate its customers.

The Market

Market Opportunity and Strategy

The global Internet of Things market will grow to $1.7 trillion in 2020 from $655.8 billion in 2014, research firm IDC says, as more devices come online and a bevy of platforms and services grow up around them. The firm predicts that the number of “IoT endpoints,” connected devices such as cars, refrigerators and everything in between, will grow from 10.3 billion in 2014 to more than 29.5 billion in 2020.

International Data Corporation (IDC) is the premier global provider of market intelligence, advisory services, and events for the information technology, telecommunications and consumer technology markets. IDC helps IT professionals, business executives, and the investment community make fact-based decisions on technology purchases and business strategy. More than 1,100 IDC analysts provide global, regional, and local expertise on technology and industry opportunities and trends in over 110 countries worldwide.

Devices, connectivity and IT services are expected to account for the majority of the global IoT market in 2020, with devices alone accounting for 31.8% of the total. Purpose-built platforms, storage, security, application software and “as a service” offerings are expected to capture a greater percentage of revenue as the market matures.

For IoT devices, the Company identifies the latest gadgets to procure and sale through its channels. KT will also provide integrated software application to control and manage the devices through one common interface to make the end-user experience seamless.

For VR/AR devices, current solutions are rather large and heavy to wear on one’s head. The Company has identified technology partners that can provide enclosure materials that will make the VR/AR head gear lighter and cooler to wear, which we believe will greatly enhance the user experience. The Company has also identified technology partners to embed more powerful chips in the devices while still keep the operating temperature in comfortable levels.

Security and action cameras are reaching ultra high definition (UHD) resolution to provide users better clarity and more ability to zoom in to the videos and pictures in real time. Meanwhile, these devices are becoming smaller and thinner with increasing functionality and connectivity. It is a challenge to keep all these functionalities in a small industrial design and keep it operate within its temperature range. The Company has identified technology partners in the market that can build smaller and cooler UHD security and action cameras. The Company will take these new devices to market through its channels.

Mobile Devices Market Opportunity and Strategy

Worldwide combined shipments of devices (PCs, tablets, ultramobiles and mobile phones) are expected to reach 2.4 billion units in 2016, a 1.9% increase from 2015, according to Gartner, Inc. Total market is expected to grow to 2.54 billion units in 2018.

The market size of global M2M connections is expected to reach $35.16 Billion by 2020, at a CAGR of 11.57% between 2015 and 2020, according to Markets & Markets Analysis.

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For mobile applications, KT works with industrial and M2M customers to provide them with the latest 4G module solution to meet their needs. Industrial applications include transportation vehicle communication, advertising displays, hospitality kiosks, and medical equipment.

Energy Storage Market Opportunity and Strategies

The global market for lithium ion batteries is a fast growing one and is expected to cross $30 billion by 2020. It continues to advance as high power and high capacity cells increase penetration into large-format applications. Vying for market adoption, LiB suppliers focus on more efficient battery chemistry and better thermal management for safety and reliability

According to market research firm IHS, the energy storage market is set to “explode” to an annual installation size of 6 gigawatts (GW) in 2017 and over 40 GW by 2022 — from an initial base of only 0.34 GW installed in 2012 and 2013.

An IMS Research report expects the market for storing power from solar panels – which was less than $200 million in 2012 – will catapult to $19 billion by 2017.

The Li-ion battery (LiB) market is one of the largest electronics market in the world by unit volume. According to Battery Japan report, over 6 billion LiB were shipped in 2015 for non-automotive applications, such as consumer electronics, energy storage and industrial applications.

However, LiB is known to cause fire and explosions in its applications and during transportation. Most recently, from December 1, 2015, through February 17, 2016, US Consumer Protection and Safety Commissions office received reports, from consumers in 24 states, of 52 hoverboards fires and explosions resulting in over $2 million in property damage, including the destruction of two homes and an automobile. LiB thermal runaway (LiB-TR) is the cause of fire and explosion.

Industrial applications have unique power needs and the choice of battery is important. While consumer products demand high energy density to obtain slim and elegant designs, industry focuses on durability and reliability. Industrial batteries are commonly bulkier than those used in consumer products but achieve a longer service life. The Company serves the industrial battery application market by working with technology partner that provides unique features that keep the batteries safer from thermal runaway propagation events.

For energy applications, the Company values safety and reliability as the top priority for our solution. The Company works closely with suppliers to design for safety and use high quality components to make the LiB packs.

The Company’s Presence in the Market

The Company has entered into a letter of intent with one partner and plans to source additional relationships and partnerships to build its business. The Company developed its business plans and models and plans to execute the same in the future. As a first step, the Company intends to obtain additional financing and construct a more robust distribution capability.

Products

The Company’s products and solutions are expected to be all of the following:

•	Consumer electronics products such as VR/AR, Drones, IP-STB devices.
•	Mobile communication M2M modules
•	IoT Devices
•	Lithium-Ion Battery Pack modules.

Pricing

The Company anticipates offering products at market-competitive prices.

The Company utilizes a direct channel model to offer competitive prices to its customers.

The Company works closely with its industrial OEM customers to customize the product solution to the customer’s specifications and requirements. By planning to offer highly customized solutions, the Company plans to keep long term relationships with its customers.

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Competition

The Company would compete with traditional distributors and marketers of technology products. Such companies would include large U.S. electronics distribution companies, such as Avnet and Future Electronics, as well as OEM Brand Marketing Companies, such as Audiovox and Sylvania.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners other than the letter of intent that it has entered with E3.

The Company plans to work with partners and suppliers to procure products from China. Distribution is slated to occur through online channels such as Amazon.com.

The Company is also in discussion with a number of suppliers for their CE, mobile and IoT products.

Operations

The Company plans to market, sell and distribute a variety of technology products.

Sales and Marketing

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on building its initial suite of operations. The Company needs to give some attention to constructing the marketing strategy and plans that it will use once its products are ready to enter the marketplace.

The Company has conducted no sales and marketing to date. The Company needs to give some attention to constructing the sales strategy and plans that it will use once its products are ready to enter the marketplace.

The Company believes that consumers today are more interested in core benefits and attractive prices than in often-unused bells and whistles. While there will always be high-end buyers willing to pay premium prices, we identified an attractive emerging market for easy-to-use consumer electronics products, with features that reflect user demand, priced 30 to 50 percent lower than standard offerings.

The Company believes that affordable basic products should not be confused with low-quality, poorly designed ones that use generic off-the-shelf components. Easy-to-use consumer electronics offerings, which we call “basics,” have been designed to be simpler, not just stripped down and made more cheaply. Basics are well conceived, well made, and have the features consumers demand—even those typically found in high-end products—but lack little-used features. Basics come from not only upstart companies but also established ones, though consumer electronics manufacturers have been slow to recognize the potential of the basics market.

Given the appetite for basics products among consumer electronics purchasers, the Company plans to market and sell simple, compact and easy to use products that offer consumer core benefits easy for them to understand and appreciate.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research, planning and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market and sell its products.

The Company has posted no revenues and net losses of $1,400 during the three months ended March 31, 2016, and posted no revenues and losses of $4,062 during the period from December 11, 2015 (inception) to December 31, 2015.

Equipment Financing

The Company has no existing equipment financing arrangements.

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THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in December 2015, and was formerly known as Grant Hill Acquisition Corporation. In April 2016, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Grant Hill Acquisition Corporation to KT High-Tech Marketing Inc. in April 2016.

Relationship with E3 Enterprise

On May 6, 2016, the Company entered into a relationship with E3 Enterprise (“E3” or “E3 Enterprise”) pursuant to a non-binding letter of intent (“LOI”). E3 Enterprise is based in Tokyo, Japan. The parties would like to formalize a final binding agreement between themselves in the future (by no later than September 2016), although there is no guarantee that such an agreement will be reach (or when it will be reached). The parties are presently working in good faith with each to negotiate such final agreement.

Pursuant to the LOI, the parties express a desire for the Company to distribute E3 Internet of Things products in the North American markets exclusively. Under the contemplated arrangement, E3 Enterprise would develop and provide products to the Company on-demand as well as provide shipping and logistics service of the products (including RMA service through its Hong Kong return center). Product information would be provided in Japanese. The Company would then provide product marketing materials in English, procure the products from E3 directly from an E3 factory or through E3 EMS/ODM partners in FOB Hong Kong, market these products in North America, and sell the products through various retail channels.

Under the LOI, the parties contemplate that an initial down-payment for E3 products would be $10,000. The Company would then pay E3 for products on cost-plus basis, with a minimum gross margin of 30%. E3 would provide the Company a 60-day payment term.

Relationship with Tiber Creek Corporation

In April 2016, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees of $85,000 from the Company at the time the engagement agreement was signed. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 600,000 shares (300,000 of these shares are restricted from transfer for a period of one (1) year following the effective date of this registration statement).

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Grant Hill Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

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Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

Currently, the Company has no employees other than its officer [who has agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.]

Property

The Company does not currently possess any real property. The Company is not a party to any lease agreements, other than a sub-lease for its office space from an existing tenant. The office space is located at 14440 Big Basin Way #12, Saratoga, CA 95070.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In March 2015, the Company (as Grant Hill Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001662684.

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PLAN OF OPERATION

Business Plan

The Company is an early-stage company planning to market, sell and distribute technology products.

In the future, the Company plans to raise capital to support its plan of operations. The Company would raise capital and use the proceeds of its offering to acquire companies and technology assets to expand its operations. In addition, the Company would use proceeds for purposes of hiring sales and marketing professionals, working capital operations, product inventory purchases, potential acquisition of other sales and marketing companies and product / technology companies to accelerate growth.

Potential Revenue

The Company does not expect any potential revenue for the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is an early-stage company and was incorporated in the State of Delaware in December 2015. As of the periods from December 11, 2015 (inception) through December 31, 2015, and the three-month period from January 1, 2016 through March 31, 2016, respectively, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its operating activities.

The Company anticipates that it would need substantial working capital over the next 12 months to continue as a going concern and to expand its operations to distribute, sell and market products and solutions.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research, planning and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market and sell its products.

The Company has posted no revenues and net losses of $1,400 during the three months ended March 31, 2016, and posted no revenues and losses of $4,062 during the period from December 11, 2015 (inception) to December 31, 2015.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company anticipates offering products at market-competitive prices.

The Company utilizes a direct channel model to offer competitive prices to its customers.

The Company works closely with its industrial OEM customers to customize the product solution to the customer’s specifications and requirements. By planning to offer highly customized solutions, the Company plans to keep long term relationships with its customers.

Potential Revenue

The Company does not expect any potential revenue for the foreseeable future.

Capital Resources

As of March 31, 2016 the Company held no cash on hand. As of such time, the Company held no assets, putting at risk its survival as an entity and ability to meet its cash flow and business needs on a going-forward basis.

22

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Early Stage of the Company and Capital Resources

Since its inception, the Company has devoted most of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company was considered to be in the development stage until it recently began formal operations. The Company has not generated significant revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital, including in the next 12 months and then beyond. There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Three Months Ending March 31, 2016

The Company did not generate revenues during the three months ended March 31, 2016.

The Company posted operating expenses of $1,400 during the three months ended March 31, 2016.

Operating loss and net loss for the Company were each, respectively, $1,400 and $1,400, for the three month period ending March 31, 2016.

During the period from January 1, 2016 through March 31, 2016, the Company did not generate or use any net cash in operating activities nor did the Company have any capital expenditures during such period. The Company had a cash balance of $0 as of March 31, 2016.

As of March 31, 2016, the Company has posted only operating losses since its inception in December 11, 2015 (inception). It has an accumulated deficit since inception and no cash balance nor any assets on hand as of March 31, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of the Period from December 11, 2015 (inception) through December 31, 2015

The Company did not generate revenues during the period from December 11, 2015 (inception) through December 31, 2015.

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The Company posted operating expenses of $4,062 during the period from December 11, 2015 (inception) through December 31, 2015.

Operating loss and net loss for the Company were each, respectively, $4,062 and $4,062, for the period from December 11, 2015 (inception) through December 31, 2015.

During the period from December 11, 2015 (inception) through December 31, 2015, the Company did not generate or use any net cash in operating activities nor did the Company have any capital expenditures during such period. The Company had a cash balance of $0 as of December 31, 2015.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Michael Mo	45	President, CEO & Director	2016

Michael Mo

Michael Mo serves as the Chief Executive Officer, sole officer, and the director of the Company. Since 2008, Mr. Mo has served as the Senior Director of Business Development at Amlogic, Inc., Santa Clara, California. For over 20 years, Mr. Mo has been a technology entrepreneur and successful investor in high tech companies. He has founded two high-tech companies, Sympeer Technology and Wish Solutions.

Mr. Mo founded Sympeer Technology which was acquired by Amlogic in 2008. At Amlogic, his team pioneered technology solutions for the OTT/IP set-top-box market which grew to over $100 million in revenues in six years with customers such as Alibaba, Xiami, Baidu and China Telecom. Michael Mo is a serial technology entrepreneur and investor with over 20 years of experience in technology management, product development and marketing Mr. Mo was early investor in Spreadtrum Communications (Acquired for $1.7B), Sage Semiconductors (Acquired by NYSE:STM), AllBusiness.com (Acquired by NBC) and CadMos Design (Acquired by Cadence Design).

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

24

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

Name/Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-equity Incentive plan Compensation	Change in Pension Value and Recognized Deferred Compensation Earnings	All Other Compensation (2)	Total

Michael Mo	2015	$0	$0	$0	$0	$0	$0	$0	$0
President; Director

As of December 31, 2015, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees.

Anticipated Officer and Director Remuneration

The Company pays no compensation to its officers or directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer retirement benefits at a later time in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Michael Mo	President, CFO; Director	20,000,000	82%	67%

Total owned by officers and directors (2)		20,000,000	82%	70%

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(1) Based upon 24,400,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 9,100,000 Shares offered in the aggregate by the Company and the Selling Shareholders in the offering, and a total of 28,400,000 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy is the sole owner and director of Tiber Creek Corporation which owns 300,000 shares of the Company's common stock. Tiber Creek has received significant consulting fees from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 300,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Grant Hill Acquisition, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

The following shares were issued to, and are currently held by, persons related to Michael Mo (an officer and director of the Company): (a) Alexander Mo: 25,000 shares; (b) Brandon Mo: 25,000 shares; and (c) Mary Mo: 35,000 shares.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 5,100,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

26

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

Michael Mo	20,000,000	82%	1,000,000	19,000,000	67%
President and CFO; Director

James Cassidy (3)	300,000	1%	150,000	150,000	*

Julie Cernick	10,000	*	10,000	0	*

Jijun Fang	20,000	*	20,000	0	*

FeatherHill Investment LLC	1,000,000	4%	1,000,000	0	*

George Ernest Henschke	10,000	*	10,000	0	*

Shinji Kawashima	100,000	*	100,000	0	*

Francis C. Knowles	10,000	*	10,000	0	*

KPM Ventures LLC	430,000	2%	430,000	0	*

Angie M. Lee	10,000	*	10,000	0	*

Chungwei M. Lee	20,000	*	20,000	0	*

Susan M. Lee	10,000	*	10,000	0	*

Li Li	380,000	2%	380,000	0	*

Chunyan Liu	20,000	*	20,000	0	*

RenJu Liu	240,000	1%	240,000	0	*

Kurt O. Lund	10,000	*	10,000	0	*

James McKillop (4)	300,000	1%	150,000	150,000	*

Barbara McQuiston	10,000	*	10,000	0	*

Alexander Mo	25,000	*	25,000	0	*

Baoci Mo	85,000	*	85,000	0	*

Brandon Mo	25,000	*	25,000	0	*

Mary Mo	35,000	*	35,000	0	*

Mee Yee Mok	20,000	*	20,000	0	*

Stephanie Myers	10,000	*	10,000	0	*

Kawashima, Nao	20,000	*	20,000	0	*

John Oldson	10,000	*	10,000	0	*

Jingyu Pan	20,000	*	20,000	0	*

Greg Price	10,000	*	10,000	0	*

Michael Joseph Saganich	10,000	*	10,000	0	*

Tom Salk	10,000	*	10,000	0	*

Sea Smoke Capital LLC	1,000,000	4%	1,000,000	0	*

Yvette Soares	20,000	*	20,000	0	*

Alwyn de Souza	20,000	*	20,000	0	*

Julio de Souza	20,000	*	20,000	0	*

Day Van Tran	10,000	*	10,000	0	*

Denny Vath	10,000	*	10,000	0	*

Jiwei Wang	20,000	*	20,000	0	*

Casey D. Williams	10,000	*	10,000	0	*

Derek Williams	10,000	*	10,000	0	*

Yunlong Yang	10,000	*	10,000	0	*

Jun Zhang	10,000	*	10,000	0	*

Samin Zhang	20,000	*	20,000	0	*

Xuan Zou	80,000	*	80,000	0	*

* Less than 1%

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(1) Based upon 24,400,000 Shares outstanding as of the date of this offering.

(2) Assumes sale of all 9,100,0000 Shares offered in the aggregate by the Company and the Selling Shareholders in the offering, and a total of 28,400,000 shares outstanding following the offering.

(3) Includes 300,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Includes 300,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 24,400,000 shares of common stock outstanding of which 20,000,000 shares are owned by officers and directors of the Company. There will be a total of 28,400,000 shares outstanding if the maximum number of Shares offered herein is sold, of which 19,000,000 would be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 300,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Grant Hill Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Grant Hill Acquisition prior to its change of control.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheet of KT High-Tech Marketing Inc. (formerly known as Grant Hill Acquisition Corporation) as of December 31, 2015 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from December 11, 2015 (inception) through December 31, 2015. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of May 23, 2016, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

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The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

29

FINANCIAL STATEMENTS

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Grant Hill Acquisition Corporation

(n/k/a KT High-Tech Marketing, Inc.)

We have audited the accompanying balance sheet of KT High-Tech Marketing, Inc. (formerly Grant Hill Acquisition Corporation) (the "Company") as of December 31, 2015, and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from December 11, 2015 (Inception) through December 31, 2015. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the period from December 11, 2015 (Inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp. Diamond Bar, CA

May 23, 2016

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KT HIGH-TECH MARKETING INC.

(formerly Grant Hill Acquisition Corporation)

BALANCE SHEET

December 31, 2015
ASSETS

Current assets
Cash	$-
Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$3,750

Total liabilities	3,750

Stockholders' deficit
Preferred stock $0.0001 par value, 20,000,000 shares authorized; none outstanding	-
Common Stock; $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2015	2,000
Discount on Common Stock	(2,000)
Additional paid-in capital	312
Accumulated deficit	(4,062)

Total stockholders' deficit	(3,750)

Total Liabilities and stockholders' deficit	$-

The accompanying notes are an integral part of these financial statements

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KT HIGH-TECH MARKETING INC.

(formerly Grant Hill Acquisition Corporation)

STATEMENT OF OPERATIONS

For the period from December 11,
2015 (Inception) to
December 31, 2015

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	4,062

Operating loss	(4,062)

Loss before income taxes	(4,062)

Income tax expense	-

Net loss	$(4,062)

Loss per share - basic and diluted	$(0.00)

Weighted average shares-basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements

33

KT HIGH-TECH MARKETING INC.

(formerly Grant Hill Acquisition Corporation)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

			Discount
			on	Additional		Total
	Common Stock		Common	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Stock	Capital	Deficit	Deficit

Balance, December 11, 2015 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	(2,000)	-	-	-

Stockholder contributed company expense	-	-	-	312	-	312

Net loss	-	-	-		(4,062)	(4,062)

Balance, December 31, 2015	20,000,000	$2,000	$(2,000)	$312	$(4,062)	$(3,750)

The accompanying notes are an integral part of these financial statements

34

KT HIGH-TECH MARKETING INC.

(formerly Grant Hill Acquisition Corporation)

STATEMENT OF CASH FLOWS

For the period from
December 11, 2015
(Inception) to
December 31, 2015

OPERATING ACTIVITIES

Net loss	$(4,062)
Non-Cash adjustments to reconcile loss to net cash
Expenses paid by stockholder and contributed as capital	312

Changes in Operating Assets and Liabilities
Accrued liabilities	3,750

Net cash used in operating activities	-

FINANCING ACTIVITIES

Proceeds from issuance of common stock	-
Proceeds from stockholders contribution	-

Net cash provided by financing activities	-

Net increase in cash	$-

Cash, beginning of period	$-

Cash, end of period	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income Tax	$-
Interest	$-

NON-CASH TRANSACTION:
Common stock issued to founders for no consideration	$2,000

The accompanying notes are an integral part of these financial statements

35

KT HIGH-TECH MARKETING INC.

(formerly Grant Hill Acquisition Corporation)

Notes to the Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

KT High-Tech Marketing Inc. (formerly Grant Hill Acquisition Corporation (the "Company") was incorporated on December 11, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders, filing a registration statement on Form 10 to register its class of common stock and effecting a change in control.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax- free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.

Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2015.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2015.

36

KT HIGH-TECH MARKETING INC.

(formerly Grant Hill Acquisition Corporation)

Notes to the Financial Statements

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2015, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2015, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

On November 20, 2015, FASB issued ASU-2015-17-Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in the process of evaluating future impact of adopting this standard.

On June 12, 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2015-10-Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240-Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

37

KT HIGH-TECH MARKETING INC.

(formerly Grant Hill Acquisition Corporation)

Notes to the Financial Statements

On April 30, 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2015-06 Earnings Per Share (Topic 260): Effects on Historical Earnings per Units of Master Limited Partnership Dropdown Transactions. Under Topic 260, Earnings Per Share, master limited partnerships (MLPs) apply the two-class method to calculate earnings per unit (EPU) because the general partner, limited partners, and incentive distribution rights holders each participate differently in the distribution of available cash. When a general partner transfers (or "drops down") net assets to a master limited partnership and that transaction is accounted for as a transaction between entities under common control, the statements of operations of the master limited partnership are adjusted retrospectively to reflect the dropdown transaction as if it occurred on the earliest date during which the entities were under common control. The amendments in this Update specify that for purposes of calculating historical EPU under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner interest, and previously reported EPU of the limited partners would not change as a result of a dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs also are required. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14A Earnings Per Share Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (Topic 260), which has been deleted. Effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

In January 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2015-01 Income Statement Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The objective of this Update is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-220 Income Statement Extraordinary Items (Subtopic 225-20), which has been deleted. Effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $4,062 from inception (December 11, 2015) to December 31, 2015. The Company had working capital deficit of $3,750 as of December 31, 2015.

The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - ACCRUED LIABILITIES

As of December 31, 2015, the Company had an accrued professional fee of $3,750.

NOTE 4 STOCKHOLDERS' DEFICIT

On December 11, 2015, the Company issued 20,000,000 founders common stock to two directors and officers. The Company was authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2015, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 5 SUBSEQUENT EVENT

Subsequent to the period covered by this Report, on April 17, 2016, the Company effected the following transactions to effect a change of control:

The Company redeemed 19,400,000 of the 20,000,000 outstanding shares of common stock pro rata from the two shareholders thereof. The then current officers and directors of the Company resigned and new officers and directors were elected.

On April 18, 2016, the Company issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97% of the total outstanding 20,600,000 shares of common stock to Michael Mo, the newly elected sole officer and director.

From April 19, 2016, and continuing thereafter, the Company issued a total of 3,800,000 shares of its common stock at par value pursuant to executed subscription agreements under a Regulation D offering, of which 85,000 shares were issued to related parties. A total of $380.00 was received by the Company as aggregate consideration paid for these 3,800,000 shares issued at par value.

Management has evaluated subsequent events through May 23, 2016, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2015 have been incorporated into these financial statements and there are no other subsequent events that require disclosure in accordance with FASB ASC Topic 855, "Subsequent Events."

38

FINANCIAL STATEMENTS

KT HIGH-TECH MARKETING, INC.

BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)

ASSETS

Current assets
Cash	$-	$-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$4,000	$3,750

Total liabilities	4,000	3,750

Stockholders' Equity
Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding March 31, 2016 and December 31, 2015	2,000	2,000
Discount on Common Stock	(2,000)	(2,000)
Additional paid-in capital	1,462	312
Accumulated deficit	(5,462)	(4,062)

Total stockholders' deficit	(4,000)	(3,750)

Total liabilities and stockholders'deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

39

KT HIGH-TECH MARKETING, INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

For the three months
ended March 31, 2016

Revenue	$-
Cost of revenues	-

Gross profit	-

Operating expenses	1,400

Operating loss	(1,400)

Loss before income taxes	(1,400)

Income tax expense	-

Net loss	$(1,400)

Loss per share - basic and diluted	$-

Weighted average shares - basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements.

40

KT HIGH-TECH MARKETING, INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

For the three months
ended March 31, 2016

OPERATING ACTIVITIES
Net loss	$(1,400)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	1,150
Changes in Operating Assets and Liabilities:
Accrued liability	250

Net cash provided by (used in) operating activities	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock	-
Proceeds from stockholders contribution	-

Net cash provided by financing activities	-

Net increase in cash	$-

Cash, beginning of period	-

Cash, end of period	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-

Interest	$-

The accompanying notes are an integral part of these financial statements.

41

KT HIGH-TECH MARKETING, INC.

Notes to Unaudited Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

KT High-Tech Marketing Inc. (formerly Grant Hill Acquisition Corporation (the "Company") was incorporated on December 11, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders, filing a registration statement on Form 10 to register its class of common stock and effecting a change in control.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax- free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's unaudited condensed financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying unaudited condensed financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) were omitted pursuant to such rules and regulations. The results for the three months ended March 31, 2016, are not necessarily indicative of the results to be expected for the year ending December 31, 2016.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of March 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of March 31, 2016.

42

KT HIGH-TECH MARKETING, INC.

Notes to Unaudited Financial Statements

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of March 31, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

On November 20, 2015, FASB issued ASU-2015-17-Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in the process of evaluating future impact of adopting this standard.

On June 12, 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2015-10-Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240-Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

43

KT HIGH-TECH MARKETING, INC.

Notes to Unaudited Financial Statements

On April 30, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-06 Earnings Per Share (Topic 260): Effects on Historical Earnings per Units of Master Limited Partnership Dropdown Transactions. Under Topic 260, Earnings Per Share, master limited partnerships (MLPs) apply the two-class method to calculate earnings per unit (EPU) because the general partner, limited partners, and incentive distribution rights holders each participate differently in the distribution of available cash. When a general partner transfers (or "drops down") net assets to a master limited partnership and that transaction is accounted for as a transaction between entities under common control, the statements of operations of the master limited partnership are adjusted retrospectively to reflect the dropdown transaction as if it occurred on the earliest date during which the entities were under common control. The amendments in this Update specify that for purposes of calculating historical EPU under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner interest, and previously reported EPU of the limited partners would not change as a result of a dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs also are required. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14A Earnings Per Share Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (Topic 260), which has been deleted. Effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-01 Income Statement Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The objective of this Update is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-220 Income Statement Extraordinary Items (Subtopic 225-20), which has been deleted. Effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $5,462 from inception (December 11, 2015) to March 31, 2016. The Company had working capital deficit of $4,000 as of March 31, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - ACCRUED LIABILITIES

As of March 31, 2016, the Company had an accrued professional fee of $4,000.

NOTE 4 - STOCKHOLDERS' DEFICIT

On December 11, 2015, the Company issued 20,000,000 founders common stock to two directors and officers. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2016, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 5 - SUBSEQUENT EVENT

Subsequent to the period covered by this Report, on April 17, 2016, the Company effected the following transactions to effect a change of control:

The Company redeemed 19,400,000 of the 20,000,000 outstanding shares of common stock pro rata from the two shareholders thereof.

The then current officers and directors of the Company resigned and new officers and directors were elected.

On April 18, 2016, the Company issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97% of the total outstanding 20,600,000 shares of common stock to Michael Mo, the newly elected sole officer and director.

From April 19, 2016, and continuing thereafter, the Company issued a total of 3,800,000 shares of its common stock at par value pursuant to executed subscription agreements under a Regulation D offering, of which 85,000 shares were issued to related parties. A total of $380.00 was received by the Company as aggregate consideration paid for these 3,800,000 shares issued at par value.

Management has evaluated subsequent events through May 23, 2016, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2016 have been incorporated into these financial statements and there are no other subsequent events that require disclosure in accordance with FASB ASC Topic 855, "Subsequent Events."

44

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$	[	]
State filing fees	$	[	]
Edgarizing fees	$	[	]
Transfer agent fees	$	[	]
Accounting fees	$	[	]
Legal fees	$	[	]
Printing	$	[	]

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On December 11, 2015, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on April 17, 2016, the Company redeemed an aggregate of 9,700,000 of these shares for the redemption price of $970.00

(2) On December 11, 2015, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on April 17, 2016, the Company redeemed an aggregate of 9,700,000 of these shares for the redemption price of $970.00

(3) On April 18, 2016, 20,000,000 shares of common stock were issued at par value, as follows:

Shareholder Name	Number of Shares Issued	Consideration Paid

Michael Mo	20,000,000	$2,000

(4) From April 19, 2016, and continuing thereafter, the Company issued a total of 3,800,000 shares of its common stock at par value pursuant to executed subscription agreements under a Regulation D offering. A total of $380.00 was received by the Company as aggregate consideration paid for these 3,800,000 shares issued at par value.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1+	Certificate of Incorporation
3.2+	By-laws
5.1*	Opinion of Counsel on legality of securities being registered
10.1	Letter of Intent
23.1	Consent of Accountants
23.4*	Consent of Attorney (as part of Exhibit 5.1)

*To be filed

+	Previously filed on Form 10-12G on January 7, 2016 (File No.: 000-55564) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 24, 2016.

KT HIGH-TECH MARKETING INC.

By:	/s/ Michael Mo
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Michael Mo
Title:	President (Principal Executive Officer)

By:	/s/ Michael Mo
Title:	Treasurer (Principal Financial Officer)

By:	/s/ Michael Mo
Title:	Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Michael Mo	Director	June 24, 2016

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